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                                                                      EXHIBIT 21
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                                SUBSIDIARIES OF
                          TOMMY HILFIGER CORPORATION

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
                                                               State or Other Jurisdiction
Name of Subsidiary                                          of Incorporation or Organization
------------------                                          --------------------------------
Tommy Hilfiger U.S.A., Inc.                                           Delaware
Tommy Hilfiger Wholesale, Inc. (f/k/a Pepe Jeans USA, Inc.)           California
Tomcan Investments Inc.                                               Delaware
Tommy Hilfiger Canada Inc.                                            Canada
Tommy Hilfiger Retail, Inc.                                           Delaware
Tommy Hilfiger Licensing, Inc.                                        Delaware
Tommy Hilfiger Hungary Ltd.                                           Hungary
Tommy Hilfiger Flagship Stores, Inc.                                  Delaware
TH Flagship Holding Corporation I                                     Delaware
TH Flagship Holding Corporation II                                    Delaware
Tommy Hilfiger Retail (UK) Company                                    United Kingdom
Tommy Hilfiger (Eastern Hemisphere) Limited                           British Virgin Islands
THHK Menswear Limited                                                 Hong Kong
THHK Womenswear Limited                                               Hong Kong
THHK Junior Sportswear Limited                                        Hong Kong
THHK Jeanswear Limited                                                Hong Kong
THHK Childrenswear Limited                                            Hong Kong
Tommy Hilfiger (HK) Limited                                           Hong Kong
Tommy Hilfiger (India) Limited                                        British Virgin Islands
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